EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made and entered into as of July 15, 2004, by and among Service 1st Bancorp ("Bancorp"), Service 1st Bank ("Bank") and Bryan R. Hyzdu ("Executive").

                                   RECITALS

      WHEREAS, Bancorp is a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System ("BGFRS");

      WHEREAS, Bancorp is the parent holding company for Bank, which is a California state-chartered banking corporation and wholly-owned subsidiary of Bancorp, subject to the supervision and regulation of the California Department of Financial Institutions ("CDFI") and the Federal Deposit Insurance Corporation ("FDIC");

      WHEREAS, Bancorp, Bank and Executive desire to enter into an employment agreement for the purposes of engaging the services of Executive and to delineate the rights, obligations and responsibilities of Bancorp, Bank and Executive;

      WHEREAS, Bancorp and Executive intend that Executive devote approximately ten percent (10%) of his business time, ability, and attention to the business of Bancorp during the term of this Agreement and the balance of approximately ninety percent (90%) of such time to the business of Bank (such percentages hereinafter referred to as the "Allocation"), in each case as delineated in a position description approved by the Boards of Directors of Bancorp and Bank as described hereinafter and attached to this Agreement as an addendum; and

      WHEREAS, Bancorp and Bank intend to allocate the compensation and benefits payable or provided to Executive under this Agreement in accordance with the Allocation.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Bancorp, Bank and Executive agree as follows:

                                  AGREEMENT

      1. Term of Employment. Bancorp and Bank hereby employ Executive in the positions with Bancorp and Bank, in accordance with the Allocation and as hereinafter set forth, and Executive hereby accepts employment with Bancorp and Bank upon the terms and conditions hereinafter set forth, for a period of three (3) years from the date hereof, subject to the termination provisions of paragraph 16 and any required regulatory approvals as specified in paragraph 28 of this Agreement. Upon the occurrence of the third annual anniversary of the date of this Agreement, and on each annual anniversary date thereafter, the term of this Agreement shall be deemed automatically extended for an additional one (1) year term, subject to the termination provisions of paragraph 16.

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      2.    Duties and  Obligations  of  Executive.  Executive  shall serve as the President of Bancorp and President and Chief Executive Officer of Bank in accordance with the Allocation, and shall perform the duties of such positions as set forth in the position descriptions approved by resolutions adopted by the Boards of Directors of Bancorp and Bank, which shall be attached to this Agreement as an addendum, and such additional duties as may from time to time be reasonably requested of him by the Boards of Directors of Bancorp and Bank.

      3.    Devotion to Bancorp's and Bank's Business.

            (a) Executive shall devote his business time, ability, and attention to the business of the Bancorp and Bank in accordance with the Allocation during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Bank and Bancorp's Board of Directors.

            (b) The expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of Executive under this Agreement. It is expressly understood and agreed that Executive may continue to participate in any such activities in which Executive participated prior to the date of this Agreement with the knowledge of Bancorp. Nothing in this Agreement shall be interpreted to prohibit Executive from making passive personal investments; provided that, except for ownership interests in businesses acquired prior to the date of this Agreement which represent in each case less than three percent (3%) of the total ownership of each such business, Executive shall not directly or indirectly acquire, hold, or retain any ownership interest in any financial institution, including its affiliated companies, or any other business competing with or similar in nature to the business of Bancorp or Bank, or their respective subsidiaries or affiliates, which conducts business or operations in San Joaquin County.

            (c) Executive agrees to conduct himself at all times with due regard to public conventions and morals. Executive further agrees not to do or commit any act that will reasonably tend to shock or offend the community and have an adverse effect upon Bancorp or Bank.

            (d) Executive hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that in addition to any other rights or remedies that Bancorp or Bank may possess, they shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Executive.

      4. Noncompetition by Executive. Executive shall not, during the term of this Agreement, directly or indirectly, either as a consultant, agent, principal, stockholder (except as permitted in paragraph 3(b) of this Agreement), officer, director, or in any other individual or representative capacity, engage, assist, consult or participate in any other banking or financial services business without the prior written consent of the Board of

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Directors of Bancorp.  Following the  termination of this Agreement and during any period when Executive is receiving severance payments from Bancorp or Bank pursuant to or related to this Agreement, Executive shall be subject to the foregoing noncompetition restrictions only with respect to banking or financial services businesses which conduct business or operations in San Joaquin County. This paragraph 4 shall survive the expiration or termination of this Agreement.

      5.    Indemnification.

            (a) Executive shall indemnify and hold Bancorp and Bank, and their respective affiliates and subsidiaries, harmless from all liability for loss, damage, or injury to persons or property resulting from the gross negligence or intentional misconduct of Executive.

            (b) To the fullest extent permitted by law and applicable regulations of the BGFRS and FDIC, Bancorp shall indemnify Executive if he was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not Bancorp or Bank is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interests of Bancorp and Bank (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or executive of Bancorp or Bank.

      6. Disclosure of Information. Executive shall not, either before or after termination of this Agreement, without the prior written consent of Bancorp's Board of Directors or except as required by law to comply with legal process including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of Bancorp or Bank and their respective affiliates and subsidiaries. Executive further recognizes and acknowledges that any financial information concerning any customers of Bancorp or Bank and their respective affiliates or subsidiaries, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of
Bancorp's and Bank's business. Executive shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event Executive is required by law to disclose such information described in this paragraph 6, Executive will provide Bancorp and its counsel with immediate notice of such request so that they may consider seeking a protective order. If in the absence of a protective order or the receipt of a waiver hereunder Executive is nonetheless, in the written opinion of knowledgeable counsel, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then Executive may disclose (on an "as needed" basis only) such information to such tribunal or other party without liability hereunder. Notwithstanding the foregoing, Executive may disclose such information concerning the business or operations of Bancorp or Bank and their respective affiliates and subsidiaries as may be required by the BGFRS, FDIC or other regulatory agency having jurisdiction over the operations of Bancorp or Bank in connection with an examination of Bancorp or Bank or other proceeding conducted by such regulatory agency. This paragraph 6 shall survive the expiration or termination of this Agreement.

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      7.    Written,  Printed or Electronic Material. All written,  printed or electronic material, notebooks and records including, without limitation, computer disks used by Executive in performing duties for Bancorp or Bank, other than Executive's personal notes and diaries, are and shall remain the sole property of Bancorp. Upon termination of employment, Executive shall promptly return all such material (including all copies, extracts and summaries thereof) to Bancorp. This paragraph 7 shall survive the expiration or termination of this Agreement.

      8. Surety Bond. Executive agrees that he will furnish all information and take any other steps necessary from time to time to enable Bancorp or Bank to obtain or maintain a fidelity bond conditional on the rendering of a true account by Executive of all monies, goods, or other property which may come into the custody, charge, or possession of Executive during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to Bancorp. All premiums on the bond shall be paid by Bancorp and Bank in accordance with the Allocation. Bancorp shall have no obligation to pay severance benefits to Executive in accordance with paragraph 16 (d) of this Agreement in the event that the Executive's employment is terminated in connection with the Executive's failure to qualify for a surety bond at any time during the term of this Agreement and such failure to qualify results from an occurrence described in paragraph 16(a) (5), (6), (7), (8), (9), or (11, to the extent of an
Executive breach).

      9. Base Salary. In consideration for the services to be performed hereunder, Bancorp and Bank shall pay to Executive in accordance with the Allocation, a base salary at the rate of One Hundred Thirty-Nine Thousand Six Hundred Ninety-One Dollars ($139,691) per annum, payable in substantially equal installments during the term of this Agreement of approximately Five Thousand Four Hundred Forty-Five Dollars and Forty-Six Cents ($5,820.46) on the fifteenth and last days of each month, subject to applicable adjustments for withholding taxes and prorations for any partial employment period. Executive shall receive such annual adjustments in base salary, if any, as may be determined by Bancorp's Board of Directors, in its sole discretion.

      10. Salary Continuation During Disability. If Executive for any reason (except as expressly provided below) becomes temporarily or permanently disabled so that he is unable to perform the duties under this Agreement, Bancorp and Bank agree to pay Executive in accordance with the Allocation, the base salary otherwise payable to Executive pursuant to paragraph 9 of this Agreement reduced by the amounts received by Executive from state disability insurance, or worker's compensation or other similar insurance benefits through policies provided by Bancorp or Bank, for a period of six (6) months from the date of disability.

            For purposes of this paragraph 10, "disability" shall be defined as provided in any disability insurance coverage provided by Bancorp or Bank to Executive or as may otherwise be defined in any disability insurance program of Bancorp or Bank. Notwithstanding anything herein to the contrary, Bancorp and Bank shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of Executive, such as, but not limited to, attempted suicide or chemical dependence of Executive.

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      11.   Incentive  Compensation.  Executive  shall be  entitled to receive an annual incentive compensation payment as determined by the Board of Directors of Bancorp based upon the implementation of Bancorp's strategic plan for each year and the profitability of Bancorp for each year during the term of this Agreement.

            Notwithstanding the foregoing, no incentive compensation payments shall be prorated for a partial year and Executive shall not be entitled to receive incentive compensation payments based upon the increased profitability described above for any year during the term of this Agreement in which Executive was not employed by Bancorp and Bank for the full fiscal year. Any incentive compensation payable to Executive shall be distributed to Executive following review by Bancorp's Board of Directors of the final audited consolidated financial results of operations for the immediately preceding fiscal year of Bancorp.

      12. Stock Options. Executive has previously been granted incentive stock options to purchase Twenty Thousand (20,000) shares of Bancorp's common stock pursuant to the 1999 Stock Option Plan (the "1999 Plan"). Notwithstanding any contrary provision of the 1999 Plan or related Incentive Stock Option Agreement, no rights of employment shall be conferred upon Executive or result from the 1999 Plan or such Incentive Stock Option Agreement. Bancorp has a 2004 Stock Option Plan (the "2004 Plan") pursuant to which no stock options have been granted to Executive as of the date of this Agreement. Executive shall be eligible for a future grant of stock options under the 2004 Plan in the sole discretion of Bancorp's Board of Directors. In the event stock options are granted to Executive under the 2004 Plan in the future, no rights of employment shall be conferred upon Executive or result from the 2004 Plan or stock option agreements thereunder. Any employment rights and corresponding duties of Executive pursuant to his employment by Bancorp or Bank shall be limited to and interpreted solely in accordance with the terms and provisions of this Agreement.

      13. Other Benefits. Executive shall be entitled to those benefits adopted by Bancorp or Bank for all executive officers of Bancorp or Bank, subject to the Allocation, and to applicable qualification requirements and regulatory approval requirements, if any. Executive shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general benefits available for executive officers of Bancorp or Bank, the benefits otherwise provided to Executive:

            (a) Vacation. Executive shall be entitled to annual vacation leave, the duration of which shall be equal to an aggregate of four (4) weeks. The vacation leave shall be paid by Bancorp and Bank in accordance with the Allocation, based on Executive's then existing rate of base salary each year during the term of this Agreement. Executive may be absent from his employment for vacation as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two (2) weeks without the approval of Bancorp's Board of Directors, but at least two (2) consecutive weeks of vacation must be taken each year during the term of this Agreement. Vacation time will accrue in accordance with Bancorp's personnel policies.

            (b) Insurance. Bancorp shall provide during the term of this Agreement group life, health (including medical, dental and hospitalization), accident and disability insurance coverage for Executive and his dependents through a policy or policies provided by the California Bankers Association group insurance program or similarly equivalent program. In addition to the

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foregoing,  the personal disability policy with Unum Provident Company (Policy
# 7905284) established for the benefit of Executive and in existence at the date of this Agreement shall be maintained or substantially equivalent
personal   disability   insurance   coverage   obtained  which  is  reasonably
acceptable to Executive. The cost of such insurance shall be paid by Bancorp and Bank in accordance with the Allocation.

      14. Annual Physical Examination. Bancorp and Bank shall pay or reimburse Executive in accordance with the Allocation for the cost of an annual physical examination conducted by a California licensed physician selected by Executive and reasonably acceptable to Bancorp.

      15. Business Expenses. Executive shall be reimbursed for all ordinary and necessary expenses incurred by Executive in connection with his employment. Executive shall also be reimbursed for expenses incurred in activities associated with promoting the business of Bancorp or Bank, including expenses for club memberships, entertainment, travel and other expenses for attendance at conventions and education programs, and similar items. Bancorp and Bank will pay for or will reimburse Executive for such expenses in accordance with the Allocation upon presentation by Executive from time to time of receipts or other appropriate evidence of such expenditures in form and content reasonably acceptable to Bancorp and Bank. Any club memberships shall be approved in advance of purchase by Bancorp's and Bank's Boards of Directors.

      16.   Termination of Agreement.

            (a) Automatic Termination. This Agreement shall terminate automatically without further act of the parties and immediately upon the occurrence of any one of the following events, subject to a party's right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver which otherwise benefits the waiving party, and the obligation of Bancorp and Bank to pay in accordance with the Allocation, the amounts which would otherwise be payable to Executive under this Agreement through the end of the month in which the event occurs, except that only in the event of termination based upon subparagraphs (1), (4) or (11, to the extent of Bancorp's or Bank's breach) below shall Executive be entitled to receive severance payments and continuation of group insurance benefits based upon automatic termination pursuant to paragraph 16 (d) of this Agreement:


                  (1) The occurrence of circumstances that make it impossible or impractical for Bancorp and Bank to conduct or continue business.

                  (2)   The death of Executive.

                  (3)   The loss by Executive of legal capacity.

                  (4) The loss by Bancorp and Bank of legal capacity to contract.

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                  (5)   The willful and material breach or the habitual and
                        continued neglect by the Executive of his employment responsibilities and duties;

                  (6) The continuous mental or physical incapacity of the Executive, subject to disability rights under this Agreement;

                  (7) The Executive's willful violation of any federal banking or securities laws, or of the bylaws, rules, policies or resolutions of Bancorp or Bank, or the rules or regulations of the BGFRS, CDFI, FDIC, or other regulatory agency or governmental authority having jurisdiction over Bancorp or Bank, which has an adverse effect upon the Bancorp or Bank;

                  (8) The written determination by a state or federal banking agency or governmental authority having jurisdiction over the Bancorp or Bank that Executive is not suitable to act in the capacity for which he is employed by Bancorp and Bank;

                  (9) The Executive's conviction of (i) any felony or (ii) a crime involving moral turpitude, or the Executive's willful commission of a fraudulent or dishonest act; or

                  (10) The Executive's willful disclosure, without authority, of any secret or confidential information concerning Bancorp or Bank and their respective affiliates or subsidiaries, or taking any action which Bancorp's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Bancorp or Bank, or their respective affiliates or subsidiaries.

                  (11) Bancorp, Bank or Executive materially breaches the terms or provisions of this Agreement.

            (b) Termination by Bancorp and Bank. Bancorp and Bank may, at their election and in their sole discretion, terminate this Agreement at any time for any reason, or for no reason, without prejudice to any other remedy to which Bancorp or Bank may be entitled either at law, in equity or under this Agreement. Upon such termination, Executive shall immediately cease performing and discharging the duties and responsibilities of his positions with Bancorp and Bank and remove himself and his personal belongings from Bancorp's and Bank's premises. All rights and obligations accruing to Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice Executive's rights regarding employment benefits which shall have accrued prior to such termination, including the right to receive the severance pay and benefits specified in paragraph 16 (d) below, and any other remedy which Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

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            (c)   Termination  by Executive.  This Agreement may be terminated at any time by Executive for any reason, or no reason, by giving not less than thirty (30) days' prior written notice of termination to Bancorp and
Bank.  Upon  such  termination,   all  rights  and  obligations   accruing  to
Executive under this Agreement shall cease, except that such termination shall not prejudice Executive's rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

            (d)   Severance  Pay  and  Insurance   Continuation  Benefits  -
Termination by Bancorp and Bank. In the event of termination by Bancorp and Bank pursuant to paragraph 16 (b) or automatic termination based upon paragraph 16 (a) (1), (4) or (11, to the extent of Bancorp's or Bank's breach) of this Agreement, Executive shall be entitled to receive severance pay (in addition to any base salary, incentive compensation, or other payments, if any, due Executive) equal to twelve (12) months base salary, payable by Bancorp and Bank in accordance with the Allocation in substantially equal installments on the fifteenth and last days of each month commencing with the month immediately following such termination. Executive shall also be entitled to receive continuation of group insurance coverages in effect at the date of termination for Executive and his dependents, at the expense of Bancorp and Bank in accordance with the Allocation, for a period of one hundred eighty (180) days from the date of termination. Executive shall also be entitled to receive continuation of group insurance coverages in effect at the date of termination for Executive and his dependents, at the expense of Bancorp and Bank in accordance with the Allocation, for a period of one hundred eighty (180) days from the date of termination.

Notwithstanding the foregoing, in the event of a "change in control" as defined in subparagraph (e) below, Executive shall not be entitled to severance pay or continuation of group insurance coverages pursuant to this subparagraph (d) and any rights of Executive to severance pay or other benefits shall be limited to such rights and benefits as are specified in subparagraph (e) below. Executive acknowledges and agrees that severance pay and continuation of group insurance coverages pursuant to this subparagraph
(d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and the sole and exclusive remedy for Executive terminated at the will of Bancorp and Bank pursuant to paragraph 16
(b) or pursuant to certain provisions of paragraph 16 (a) described herein.

            (e) Severance Pay - Change in Control. In the event of a "change in control" as defined herein and within a period of twenty-four (24) months following consummation of such a change in control (i) Executive's employment is terminated; or (ii) any adverse change occurs in the nature and scope of Executive's position, responsibilities, duties, base salary, benefits or location of employment; or (iii) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of Executive's employment, Executive shall be entitled to receive severance pay in addition to any bonus or incentive compensation payments due Executive. Any such severance pay due Executive shall be in an amount equal to twenty-four (24) months of Executive's base salary at the rate in effect immediately prior to termination.

            Notwithstanding the foregoing provisions of paragraph 16 (e), Executive may resign his position at any time during the period commencing on the expiration of six (6) months following a "change in control" through the expiration of twelve (12) months following a "change in control" and upon

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such  resignation  receive the  severance  pay  specified  in paragraph 16 (e)
above  without  regard to whether an event  described in paragraph 16 (e) (i),
(ii) or (iii) has occurred; provided, however, that Executive shall deliver a letter of resignation that clearly states the intention to resign as of a date specified therein and such date of resignation shall be at least thirty
(30) days after the date of receipt of the resignation letter by Executive's employer following such "change in control."

            Any such severance shall be payable in lump sum by Bancorp and Bank in accordance with the Allocation, within thirty (30) days following the occurrence of an event described in paragraph 16 (e). Such severance payments, if any, shall be in lieu of all damages, payments and liabilities on account of the events described above for which such severance payments, if any, may be due Executive and any severance payment rights of Executive under paragraph 16 (d) of this Agreement. This paragraph 16 (e) shall be binding upon and inure to the benefit of the parties and any successors or assigns of the parties or any "person" as defined herein.

            Notwithstanding the foregoing, Executive shall not be entitled to receive nor shall Bancorp or Bank, their respective successors, assigns or any "person" as defined herein be obligated to pay severance payments pursuant to this paragraph 16 (e) in the event of an occurrence described in paragraph 16 (a) (5), (7) (8), (9), (10), or (11, to the extent of
Executive's breach), or in the event Executive terminates employment in accordance with paragraph 16 (c) and the termination is not a result of or based upon the occurrence of any event described in paragraph 16 (e) (ii) or
(iii) above.

      17. Change in Control Definition. The term "change in control" shall mean the first to occur of any of the following events with respect to Bancorp or Bank:

            (a) Any "person" (as such term is used in sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of Bancorp's or Bank's capital stock, other than a group of two or more persons not (i) acting in concert for the purpose of acquiring, holding or disposing of such stock or (ii) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over Bancorp or Bank which requires the reporting of any change in control;

            (b) During any period of not more than two (2) consecutive years, not including any period prior to the date of this Agreement, individuals who, at the beginning of such period, constitute the Board of Directors of Bancorp or Bank, cease for any reason to constitute at least a majority thereof;

            (c) The effective date of any consolidation or merger of Bancorp or Bank (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than a consolidation or merger of Bancorp or Bank in which the holders of the voting capital stock of Bancorp or Bank immediately prior to the consolidation or merger hold more than fifty percent (50%) of the voting capital stock of the surviving entity immediately after the consolidation or merger;

            (d) The shareholders of Bancorp or Bank approve any plan or proposal for the liquidation or dissolution of Bancorp or Bank; or

            (e) The shareholders of Bancorp or Bank approve the sale or transfer of substantially all of Bancorp's or Bank's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which Bancorp or, as applicable Bank, is a member.

            Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a "change in control" for purposes of this Agreement if the event which would otherwise come within the meaning of the term "change in control" involves (i) an Employee Stock Ownership Plan sponsored by the Bancorp, which Plan is the party that acquires "control" or is the principal participant in the transaction constituting a "change in control," as described above, or (ii) a reorganization in which the Bank or any bank subsidiary of the Bancorp is merged with and into another bank subsidiary of Bancorp to consolidate operations under the charter of such other bank subsidiary.

      18. Notices. Any notices to be given hereunder by a party to another party shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses listed as follows:

            Bancorp or Bank:  Principal place of business address.

            Executive:        Principal   residence   address   as   shown  in
                              Bancorp's   Personnel  Records  and  Executive's
                              personal file.

            Each party may change the address for receipt of notices by written notice in accordance with this paragraph 18. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

      19. Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bancorp in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc., San Francisco, California ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, San Francisco, California ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Stockton, California, unless otherwise agreed to by the parties.

      20.   Attorneys'   Fees  and   Costs.   In  the  event  of   litigation,
arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

      21. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Executive hereunder and contains all of the covenants and agreements between the parties with respect to the employment of Executive hereunder. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on a party. Notwithstanding the foregoing or any contrary term or provision hereunder, this Agreement shall be construed in light of the Allocation in order to avoid duplication of payments and benefits to which Executive may be entitled as set forth in paragraph 28 below.

      22.   Modifications.   Any   modification  of  this  Agreement  will  be
effective only if it is in writing and signed by a party or its authorized representative.

      23. Waiver. The failure of any party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

      24. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

      25. Advice of Counsel and Advisors. Executive acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has had the advice of counsel and such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

      26. Governing Law and Venue. The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder and is not resolved by arbitration as set forth in paragraph 19 of this Agreement shall be brought in the courts of the State of California and venue for any action or proceeding shall be in San Joaquin County or in the United States District Court for the Eastern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

      27.   Payments Due Deceased  Executive.  If Executive  dies prior to the expiration of the term of his employment, any payments that may be due Executive under this Agreement as of the date of death shall be paid to Executive's executors, administrators, heirs, personal representatives, successors, or assigns.

      28. Limitation Upon Payments and Benefits. Notwithstanding any other term or provision of this Agreement, each and all of the payments or benefits to which Executive may be entitled under this Agreement including, without limitation, payments or benefits described in paragraphs 9 through 16 of this Agreement, shall be made in accordance with the Allocation and shall not result in any duplicative payments or benefits to Executive. Bancorp, Bank and Executive intend that the Allocation applicable to such payments and benefits under this Agreement will, on a combined basis, equal one hundred percent (100%) of Executive's entitlement thereto.

      29.   Regulatory  Approval.   Bancorp,   Bank  and  Executive  agree  to
cooperate in obtaining  any required  regulatory  approvals of this  Agreement from the BGFRS, CDFI, FDIC or other governmental or regulatory authority having jurisdiction over Bancorp or Bank at the earliest practicable date. Notwithstanding any other term or provision of this Agreement, Bancorp, Bank and Executive further agree that no benefits, rights or obligations shall accrue to the parties hereunder in the absence of obtaining any such required regulatory approvals and in the event that any such governmental or regulatory authority shall disapprove any provision of this Agreement, then the parties hereto will use their best efforts, acting in good faith, to amend this Agreement in a manner that will be acceptable to the parties and to such governmental or regulatory authorities.

      IN WITNESS WHEREOF, the parties have executed this Agreement in Stockton, California, as of the date set forth above.

BANCORP:                                        EXECUTIVE:

Service 1st Bancorp

By:
     ------------------                         --------------
     John O. Brooks                             Bryan R. Hyzdu
     Chairman and Chief
     Executive Officer


BANK:

Service 1st Bank

By:
     ------------------
     John O. Brooks
     Chairman